5850 Waterloo Road, Suite 140 Columbia, MD 21045 (410) 480-8084 tel Cary J. Claiborne President & CEO

February 18, 2010

PTJ Bioenergy Holdings, Ltd.
Attn: Mr. Ferdinando Petrucci and Mr. Abraham Jacobi

Re: Amendment No. 8 (“Amendment No. 8”) to the Exclusive License Agreement dated
March 20, 2006, as amended, between PTJ Bioenergy Holdings LTD (successor by assignment to Ferdinando Petrucci) and New Generation Biofuels, Inc. (formerly H2Diesel, Inc.), a subsidiary of New Generation Biofuels Holdings, Inc. (the “Company”), (as amended, the “License Agreement”)

Dear Mr. Ferdinando Petrucci:

Please acknowledge your agreement that the License Agreement is further amended as follows, by executing this Amendment No. 8 to the License Agreement in the space provided below:

The $500,000 payment due on February 20, 2010 is cancelled.  The $500,000 payment due on March 20, 2010 is also cancelled.  In lieu of $1,000,000 cash payments, the Company will issue 1,100,000 shares of its common stock to Ferdinando Petrucci and $120,000 USD payable immediately upon signing.

Very truly yours,

/s/ Cary J. Claiborne

Cary J. Claiborne
President & Chief Executive Officer

Acknowledged and agreed to this 19th day of February, 2010:

PTJ Bioenergy Holdings, Ltd.

/s/ Ferdinando Petrucci
Ferdinando Petrucci

/s/ Abraham Jacobi
Abraham Jacobi